Exhibit 99.1

BitMine Immersion (BMNR) ETH Holdings Exceed 1.15 Million Tokens, Valued in Excess of $4.96 Billion, and Largest ETH Treasury in World

BitMine is the largest ETH treasury in the world, 3rd largest crypto treasury globally

BitMine ETH holdings of $4.96 billion ETH is a $2.0 billion increase from $2.9 billion reported last week

BitMine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, and Galaxy Digital to support BitMine’s goal of acquiring 5% of ETH

BitMine now 25th most liquid US stock, trading $2.2 billion per day on average

LAS VEGAS, August 11th, 2025 /PRNewswire/ — (NYSE AMERICAN: BMNR) BitMine Immersion Technologies (“BitMine” or the “Company”) today announced holdings of ETH exceeding $4.96 billion. As of August 10th at 10:59pm ET, the Company’s ETH holdings total 1,150,263 at $4,311 per ETH (Bloomberg), making BitMine the largest ETH treasury in the world.

BitMine launched its ETH Treasury strategy on June 30th (closing on July 8th). In the ensuing five weeks, the Company has passed many key milestones and is now the largest ETH Treasury in the world and at over $4.98 billion in ETH and crypto holdings, ranks as the third largest crypto treasury in the world, behind only Microstrategy and Mara Blockchain.

“In just a week, BitMine increased its ETH holdings by $2.0 billion to $4.96 billion (from 833,137 to 1.15 million tokens), lightning speed in the company’s pursuit of the ‘alchemy of 5%’ of ETH,” said Thomas “Tom” Lee of Fundstrat, Chairman of BitMine’s Board of Directors. “We are leading crypto treasury peers by both the velocity of raising crypto NAV per share and by the high trading liquidity of our stock.”

BitMine is now one of the most widely traded stocks in the US. According to data from Fundstrat, the stock has traded average daily dollar volume of $2.2 billion (5-day average, as of August 8, 2025), ranking #25 in the US, behind Costco Wholesale Corp (rank #24) and ahead of JPMorgan (rank #27) and Micron Technology (rank #26) among 5,704 US-listed stocks (statista.com and Fundstrat research).

The company recently released a corporate presentation, which can be found here: https://bitminetech.io/investor-relations/

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About BitMine

BitMine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

Forward Looking Statements

This press release contains statements that constitute “ forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including BitMine’s ability to keep pace with new technology and changing market needs; BitMine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of BitMine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “ SEC”) on April 3, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE BitMine Immersion Technologies, Inc.

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